OMB APPROVAL
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement
JAKE’S TRUCKING INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Shares
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction: $0
(5)	Total fee paid: $0
[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

JAKE’S TRUCKING INTERNATIONAL, INC.

INFORMATION STATEMENT
SHAREHOLDER MAJORITY ACTION AS OF NOVEMBER 8, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF JAKE’S TRUCKING INTERNATIONAL, INC. ("JTI" OR THE "COMPANY") WAS TAKEN ON NOVEMBER 8, 2007 BY THE MAJORITY OF STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320 OF THE NEVADA REVISED STATUTES. THESE PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF JTI NECESSARY FOR THE ADOPTION OF THE ACTION.  THE FOLLOWING ACTION WAS APPROVED:

To amend the Company’s articles of incorporation to allow the board of directors to change the corporation’s name.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON NOVEMBER _, 2007 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ MICHAEL QUESNEL
MICHAEL QUESNEL, PRESIDENT &
CHIEF EXECUTIVE OFFICER

Approximate date of mailing: November __, 2007

QUESTIONS AND ANSWERS

Q: What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Four stockholders holding a majority of the outstanding voting common stock of JTI (the "Majority Stockholders") have already agreed to approve:

To amend the Company’s articles of incorporation to allow the board of directors to change the corporation’s name.

Q:     Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: JTI was originally in order to pursue our core business of trucking gravel and other materials for our customers throughout the British Columbia, Canada mainland.  While this business has continued to grow, management is convinced that greater shareholder value can be obtained outside of the trucking industry  under our current plan.  Management wishes to be able to pursue any and all options available and Jake’s Trucking Inc. is a name so specific to trucking that it forecloses any other industry.

GENERAL INFORMATION

Outstanding Shares and Voting Rights

On November _, 2007 (the "Record Date"), JTI had ________ outstanding shares of common stock with a par value of $0.001 per share. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on the amendments to JTI’s Articles of Incorporation, were held by approximately sixty (60) stockholders of record. In connection with the various matters outlined in this Information Statement, JTI's Board of Directors and a majority of its shareholders, by written consent in lieu of a shareholders meeting, have agreed to:

To amend the Company’s articles of incorporation to allow the board of directors to change the corporation’s name.

The principal effect of these actions will be to allow the company to pursue growth in alternative industries.

Approval of these actions requires the affirmative consent of at least a majority of the outstanding shares of common stock of JTI. Majority Stockholders holding a total of more than 40,000,000 shares of common stock (52.6%), have already agreed to these actions.

Approval of the Amendment.   JTI was originally in order to pursue our core business of trucking gravel and other materials for our customers throughout the British Columbia, Canada mainland.  While this business has continued to grow, management is convinced that greater shareholder value can be obtained outside of the trucking industry under our current plan.  Management wishes to be able to pursue any and all options available and Jake’s Trucking Inc. is a name so specific to trucking that it forecloses any other industry.

Record Date

The close of business on November _, 2007, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by JTI, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the common stock, held of record by such persons, and that JTI will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of common stock with respect to shareholders who were known to JTI to be beneficial owners of more than 5% of the common stock as of November 9, 2007, and officers and directors of JTI individually and as a group. Unless  otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Michael Quesnel 505-8840-210th Street Suite# 317 Langley, BC. V1M 2Y2 Canada Canadian Resident	48,600,000 shares	64.8%

Total of All Directors and Executive Officers:		48,600,000 shares	64.8%
More Than 5% Beneficial Owners:		None	0

AMENDMENT TO ARTICLES OF INCORPORATION

Name Change

The proposed amendment to JTI’s Articles of Incorporation will cause JTI to change its name at the discretion of the board of directors.  On filing of the Amendment to the Articles of Amendment with the Nevada Secretary of State, the change will become effective.

General

The foregoing amendments will become effective on the opening of business on the twenty first day following the mailing of the Definitive Stockholders Information Statement to JTI’s stockholders. Any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Following the name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. Certificates bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Transhare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111.

SHARE CAPITALIZATION OF JTI

Material Terms of the Common Stock

As of November 9, 2007, there were 75,000,000 shares issued and outstanding. No additional shares will be issued by virtue of these actions.

The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of JTI, legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of JTI and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of JTI, holders of shares of common stock are entitled to receive pro rata on all of the assets of JTI available for distribution to shareholders.

The foregoing summary of the material terms of the capital stock of JTI does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of JTI.

Executive Compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael Quesnel*	2005	-	-	-	-	-	-	-	-
Chief Executive Officer	2006	-	-	-	-	-	-	-	-

*	Michael Quesnel is also the Company’s Principal Accounting and Financial Officer, Treasurer, Secretary and Sole Officer and Sole Director.

Compensation to Directors

As previously noted, we have no standard arrangement to compensate directors for their services in their capacity as directors except for the granting from time to time of incentive stock options. During the last fiscal year, we did not grant any stock options to our directors.

Stock Option Grants

We did not grant any stock option to the executive officers during our most recent fiscal year ended December 31, 2006. We have also not granted any stock option to the executive officers since December 31, 2006.

Board of Directors Report on Executive Compensation

The Board of Directors of JTI will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of JTI. The goals of JTI are to align compensation with business objectives and performance and to enable JTI to attract, retain and reward executive officers and other key employees who contribute to the long-term success of JTI. JTI will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, JTI may set up a pension plan or similar retirement plans.

JTI has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

Stock Options

JTI has no stock options outstanding.

Familial Relationships

None.

Indemnification

The Nevada Revised Statutes contain provisions for indemnification of the officers and directors of JTI. The Bylaws require JTI to indemnify such persons to the full extent permitted by law. The Bylaws with certain exceptions, eliminate any personal liability of a director to JTI or its stockholders for monetary damages to JTI or its stockholders for gross negligence or lack of care in carrying out the director's fiduciary duties. Nevada law permits such indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of JTI. A director or officer must be indemnified as to any matter in which he successfully defends himself.

The officers and directors of JTI are accountable to the stockholders of JTI as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling JTI's affairs.

A stockholder may be able to institute legal action on behalf of himself and all other similarly situated stockholders, to recover damages where JTI has failed or has refused to observe the law. Stockholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Stockholders who have suffered losses in connection with the purchase or sale of their interest in JTI, due to a breach of fiduciary duty by an officer or director of JTI in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from JTI.

JTI may not be liable to its stockholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of JTI in most cases for any liability suffered by them or arising out of their activities as officers and directors of JTI, if they had not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action that they would have except for this limitation in the Articles of Incorporation and By-laws. JTI has been advised that, it is the position of the SEC that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Exchange Act of 1934, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

JTI may also purchase and maintain insurance on behalf of directors and officers, insuring against any liability asserted against such persons incurred in the capacity of director or officer or arising out of such status, whether or not JTI would have the power to indemnify such persons.

INDEPENDENT ACCOUNTANTS

JTI's current auditor is the firm of MacKay LLP, Chartered Accountants.   Our There have never been any disagreements with accountants on accounting and/or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

JTI files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that JTI files with SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows JTI to "incorporate by reference" the information it files with them, which means that JTI can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information JTI incorporates by reference is an important part of this Information Statement. Subsequent information that JTI files with SEC will automatically update and supersede this information.

JTI incorporates by reference the following documents filed by JTI pursuant to the Securities Exchange Act of 1934: (i) JTI's Registration Statement filed on Form SB-2 on June 30, 2006 and as amended periodically as well as the Company’s most recent filing on Form 10QSB as filed with the SEC and (ii) any future filings JTI makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this information statement. You may request a copy of these filings (other than an exhibit to any of these filings unless JTI has specifically incorporated that exhibit by reference into the filing), at no cost, by writing JTI at the following address:

Jake’s Trucking International, Inc.
505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2
Canada

You should rely only on the information JTI has provided or incorporated by reference in this Information Statement or any supplement. JTI has not authorized any person to provide information other than that provided here. JTI has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Quesnel

Michael Quesnel
President and C.E.O.